Exhibit 99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Transamerica Partners Funds Group of our reports dated March 1, 2010, relating to the financial statements and financial highlights of Transamerica Partners Funds Group, Transamerica Partners Asset Allocation Funds and Transamerica Partners Portfolios, and our report dated February 24, 2010, relating to the financial statements and financial highlights of the S&P 500 Stock Master Portfolio, a portfolio of Master Investment Portfolio, which appear in the December 31, 2009 Annual Report of Transamerica Partners Funds Group and Transamerica Partners Asset Allocation Funds. We also consent to the incorporation by reference of our reports dated March 1, 2010 relating to the financial statements and financial highlights of Transamerica Partners Institutional Funds Group and Transamerica Partners Institutional Asset Allocation Funds, which appear in the December 31, 2009 Annual Report of Transamerica Partners Institutional Funds Group and Transamerica Partners Institutional Asset Allocation Funds. We also consent to the reference to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York
April 29, 2010